SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2008

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 18, 2008, Saratoga Resources, Inc. (the “Company”) entered into (1) Second Amendment to Purchase and Sale Agreement (the “Harvest Oil PSA Amendment”) with Harvest Oil & Gas, LLC (“Harvest Oil”) and Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley, the owners of Harvest Oil and (2) Second Amendment to Purchase and Sale Agreement (the “Harvest Group PSA Amendment”) with The Harvest Group, LLC (“Harvest Group”) and Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer, the owners of Harvest Group.

The Harvest Oil PSA Amendment extends the closing date under the Purchase and Sale Agreement relating to Harvest Oil from January 21, 2008 to February 14, 2008, extends the date of certain pre-closing performance obligations and modifies certain provisions relating to distributions for 2007 income tax liability of the sellers.

The Harvest Group PSA Amendment extends the closing date under the Purchase and Sale Agreement relating to Harvest Group from January 21, 2008 to February 14, 2008, extends the date of certain pre-closing performance obligations and modifies certain provisions relating to distributions for 2007 income tax liability of the sellers.

The foregoing is qualified in its entirety by reference to the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Second Amendment to Purchase and Sale Agreement, dated January 18, 2008, between Saratoga Resources, Inc., Harvest Oil & Gas, LLC, Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley.

10.2

Second Amendment to Purchase and Sale Agreement, dated January 18, 2008, between Saratoga Resources, Inc., The Harvest Group, LLC, Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  January 18, 2008

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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